SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to 240.14a-12

                              GENZYME CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 CARL C. ICAHN
                            DR. ALEXANDER J. DENNER
                             DR. STEVEN J. BURAKOFF
                              DR. RICHARD MULLIGAN
                         HIGH RIVER LIMITED PARTNERSHIP
                             HOPPER INVESTMENTS LLC
                                 BARBERRY CORP.
                               ICAHN PARTNERS LP
                         ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                       ICAHN PARTNERS MASTER FUND III LP
                          ICAHN ENTERPRISES G.P. INC.
                        ICAHN ENTERPRISES HOLDINGS L.P.
                                   IPH GP LLC
                               ICAHN CAPITAL L.P.
                                ICAHN ONSHORE LP
                               ICAHN OFFSHORE LP
                                 BECKTON CORP.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee  required.

[ ]  Fee computed  on  table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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     2)   Aggregate  number  of  securities  to  which  transaction  applies:

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          pursuant  to Exchange Act Rule 0-11 (set forth the amount on which the filing  fee  is  calculated  and  state  how  it  was  determined):

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     3)   Filing  Party:

     4)   Date  Filed:

On February 19, 2010, entities affiliated with Mr. Icahn delivered the "Shareholders' Notice of Nomination of Persons for Election as Directors at the 2010 Annual Meeting of Shareholders of Genzyme Corporation" (the "Notice"). Such Notice states the intention of High River Limited Partnership, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P. and Icahn Partners Master Fund III L.P. to seek to nominate four persons for election to the Board of Directors at the next annual meeting of shareholders with respect to Genzyme Corporation.

On February 23, 2010, Mr. Icahn issued the attached press release, a copy of which is attached hereto as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. STEVEN J. BURAKOFF, DR. RICHARD MULLIGAN, HIGH RIVER LIMITED
PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF GENZYME CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO SHAREHOLDERS OF GENZYME CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       EXHIBIT 1

FOR IMMEDIATE RELEASE
CONTACT: SUSAN GORDON
212-702-4309

                       ICAHN NOMINATES 4 TO GENZYME SLATE

NEW YORK, NEW YORK- FEBRUARY 23, 2010 (NASDAQ: GENZ) - Carl Icahn announced today that he and his affiliated entities notified Genzyme Corporation on Friday, February 19, 2010, of their intention to nominate 4 director candidates at the 2010 annual meeting of Genzyme shareholders. Mr. Icahn stated that "Our slate consists of Dr. Alex Denner, who is a managing director of entities that advise Icahn managed hedge funds, Dr. Richard Mulligan of the Harvard Medical School, Dr. Steven J. Burakoff, of the Mount Sinai School of Medicine and myself." Mr. Icahn further stated that, "both Dr. Mulligan and Dr. Burakoff are brilliant members of the medical community and will add much practical and scientific expertise to the Genzyme Board when they are elected and Alex, Richard and I have had much biotech experience with ImClone and other companies. Our team, on becoming members of the ImClone Board, worked diligently to resuscitate the company and achieve great returns for all shareholders. We would hope to achieve the same result for Genzyme shareholders." Additionally, Mr. Icahn stated, "given that Genzyme's management has performed so poorly in the past, our first task will be to attempt to help fix what is broken. You need only read the financial press to know that Genzyme is ailing and its shareholders will benefit if strong medicine is applied. We have heard from a number of shareholders that they have very little faith in the current Board and believe that there should be a major shake-up in its composition."

Icahn's four director nominees are:

DR. STEVEN BURAKOFF
-------------------
Dr. Steven Burakoff's principal occupation is serving as Professor of Medicine, Hematology and Medical Oncology at the Mount Sinai School of Medicine and director of the Tisch Cancer Institute at the Mount Sinai Medical Center, since 2007. Prior to his appointment at Mount Sinai, Dr. Burakoff was the Laura and Isaac Perlmutter Professor, New York University School of Medicine; Director, New York University Cancer Institute; and Director, Skirball Institute of Biomolecular Medicine, New York University School of Medicine, from 2000 to 2007. Previously, Dr. Burakoff was Chair of Pediatric Oncology at the Dana-Farber Cancer Institute; the Margaret M. Dyson Professor of Pediatrics at the Harvard Medical School, and also received an Honorary Master's of Science
Degree from Harvard University. He was the recipient of the first Harvard Medical School Excellence in Mentoring Award. He was also the Ted Williams Senior Investigator at the Dana-Farber Cancer Institute, and he also served as a member of the Board of Trustees of the Dana-Farber Cancer Institute. Dr. Burakoff serves as a member of the External Advisory Committee at: the Cold Spring Harbor Laboratory Cancer Center, the Baylor Medical School Cancer Center, and the Cancer Center of the University of Massachusetts Medical School, the Albert Einstein College of Medicine Cancer Center and the St. Jude's Cancer Center. Dr. Burakoff holds memberships in many professional societies and organizations, including: Alpha Omega Alpha, the American Society of Clinical Investigation, and the Association of American Physicians, and the American Association of Immunologist where he serves as Secretary-Treasurer. He has been an Editor and Associate Editor for numerous journals and author of more than 300 publications in peer-reviewed journals. On May 11, 2009, Dr. Burakoff received the American Association of Immunologists Lifetime Achievement Award. On September 22, 2009, Dr. Burakoff received the Lillian and Henry M. Stratton Professor of Cancer Medicine endowed professorship from the Mount Sinai School of Medicine. Since 2009, Dr. Burakoff has served as a director of Ligand Pharmaceuticals Incorporated, a publicly traded royalty-driven biotechnology company and from 2005 through 2008 served as a director of Pharmacopeia, a publicly traded biopharmaceutical company which was then acquired by Ligand.

Dr. Burakoff graduated from Lehigh University with a Bachelor of Science degree, received his Master's degree from Queens College, and his M.D. from Albany Medical College.


DR. RICHARD MULLIGAN
--------------------
Dr. Mulligan's principal occupation is serving as the Mallinckrodt Professor of Genetics at Harvard Medical School, and Director of the Harvard Gene Therapy Initiative. Professor Mulligan received his B.S. degree from the Massachusetts Institute of Technology, and his Ph.D. from the Department of Biochemistry at Stanford University School of Medicine. After receiving postdoctoral training at the Center for Cancer Research at MIT, Professor Mulligan joined the MIT faculty and subsequently was appointed Professor of Molecular Biology and Member of the Whitehead Institute for Biomedical Research before moving to Children's Hospital and Harvard in 1996. His honors include the MacArthur Foundation Prize, the Rhodes Memorial Award of the American Association for Cancer Research, the ASMB-Amgen Award, and the Nagai Foundation International Prize. Dr. Mulligan served as a director of ImClone System Incorporated, a publicly traded biopharmaceutical company, from September 2006 until November 2008, and as a member of Scientific Advisory Board and Executive Committee. In addition, Dr. Mulligan has served as a director of Biogen Idec Pharmaceuticals, a publicly traded biopharmaceutical company from June 2009 until the present, as a director of Enzon Pharmaceuticals, a publicly traded biopharmaceutical company from May 2009 until the present, and as a director of Cellectis SA, a biotechnology company which specializes in genome engineering, since 2007. He has also served on the National Institutes of Health's Recombinant DNA Advisory Committee and on the U.S. Food and Drug Administration Biological Response Modifiers Advisory Committee.


DR. ALEXANDER J. DENNER
-----------------------
Dr. Denner's principal occupation is serving as Managing Director of entities affiliated with Carl C. Icahn, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III are private investment funds. Dr. Denner has served in this position since August 2006. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously, he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner was the chairman of the Executive Committee of the Board of Directors of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, and a director of ImClone Systems Incorporated from April 2006 until the company was purchased in December 2008. He served on the Board of Adventrx Pharmaceuticals Inc., a publicly traded biopharmaceutical company from October 2006 to October 2009. In addition, Dr. Denner has served as a director of Biogen Idec Pharmaceuticals, a publicly traded biopharmaceutical company from June, 2009 until the present, as a director of Amylin Pharmaceuticals, Inc., a publicly traded biopharmaceutical company since June 2009, as a director of Enzon Pharmaceuticals, a publicly traded biopharmaceutical company from May 2009 until the present, and as Chairman of the Board of Directors of Enzon Pharmaceuticals from July, 2009 until the present. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil., and Ph.D. degrees from Yale University.


CARL C. ICAHN
-------------
Carl C. Icahn has served as chairman of the board and a director of Starfire Holding Corporation ("Starfire"), a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P. ("Icahn Enterprises"), and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, metals, automotive, real estate, railcar, food/packaging and home fashion. Mr. Icahn was chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. From September 2006 to November 2008, Mr. Icahn was a director of ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company, and from October 2006 to November 2008, he was the chairman of the board of ImClone. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006, and of its predecessor from January 2003 to February 2006. Mr. Icahn has served as a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993. From May 2005 to January 2010, Mr. Icahn served as a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. From August 2007 to September 2009, Mr. Icahn was a director of WCI Communities, Inc. ("WCI"), a homebuilding company. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation ("Federal-Mogul"), a supplier of automotive products, and since January 2008, has been the chairman of the board of Federal-Mogul. From August 2008 to October 2009, Mr. Icahn was a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide. Mr. Icahn received his B.A. from Princeton University.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. STEVEN J. BURAKOFF, DR. RICHARD MULLIGAN, HIGH RIVER LIMITED
PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF GENZYME CORPORATION FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF GENZYME CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.